                                                                      EXHIBIT 21

                           Subsidiaries of the Company

                                                                     Doing Business
Subsidiary                         State of Incorporation       under the Following Names
----------                         ----------------------       -------------------------

Sign Builders of
   America, Inc.                   Delaware                     Sign Builders of America, Inc.

Diamond Tech One, Inc.             Delaware                     Diamond Tech One, Inc

SDI Acquisition Corp.              Texas                        SDI Acquisition Corp.

Plasmatron Coatings and                                         Plasmatron Coatings and
     Systems, Inc.                 Pennsylvania                    Systems, Inc.

Field Emission Picture
     Element Technology, Inc.      Delaware                     FEPET, Inc.

Electronic Billboard                                            Electronic Billboard
     Technology, Inc.              Delaware                        Technology, Inc.


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